UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

______________________________

Date of report (Date of earliest event reported): January 8, 2004

FALMOUTH BANCORP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-13465	04-3337685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Davis Straits
Falmouth, MA 02540
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (508) 548-3500

Not Applicable
(Former name or former address, if changed since last report)

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Items 1 through 4.    Not applicable.

Items 5.    Other Events

      On January 8, 2004, Independent Bank Corp. ("Independent"), INDB Sub, Inc. ("INDB") and Falmouth Bancorp, Inc. ("Falmouth") entered into an Agreement and Plan of Merger (the "Agreement") by and among Independent, INDB, a wholly-owned subsidiary of Independent, and Falmouth. Under the terms of the Agreement, which is attached as Exhibit 2.1 hereto, Independent will acquire Falmouth, the holding company for Falmouth Co-operative Bank, in a part cash, part stock merger transaction. The terms of the Agreement call for half of the outstanding shares of Falmouth to be converted into 1.28 shares of common stock of Independent and for the other half of the outstanding Falmouth shares to be converted into the right to receive $38.00 cash per share. Falmouth announced the merger in a press release dated January 9, 2004, a copy of which is attached hereto as Exhibit 99.1.

      The definitive agreement has been approved by the boards of directors of both Independent and Falmouth. The acquisition is subject to customary conditions, including regulatory approval and approval by the shareholders of Falmouth, and is expected to be completed by mid-year 2004.

      The Exhibit 99.1 referred to in this Item 5 is filed as part of this report and is incorporated herein by reference.

Item 6.    Not applicable.

Item 7.    Financial Statements and Exhibits
(a)	No financial statements are required to be filed with this report.

(b)	No pro forma financial information is required to be filed with this report.

(c)	Exhibits:

The following Exhibits are filed as part of this report:

	EXHIBIT NO.	Description

	2.1	Agreement and Plan of Merger, dated January 8, 2004, by and among Independent Bank Corp., INDB Sub, Inc. and Falmouth Bancorp, Inc.

	99.1	Press Release dated January 9, 2004.

Items 8 through 12.    Not applicable.

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Falmouth Bancorp, Inc.

Date: January 9, 2004	By: /s/ Santo P. Pasqualucci

Santo P. Pasqualucci
President and Chief Executive Officer

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EXHIBIT INDEX
Exhibit	Description

2.1	Agreement and Plan of Merger, dated January 8, 2004, by and among Independent Bank Corp., INDB Sub, Inc. and Falmouth Bancorp, Inc.

99.1	Press Release dated January 9, 2004.